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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 2-86238 of Pancho's Mexican Buffet, Inc. on Form S-8 of our report dated November 13, 1996 (December 16, 1996 as to the second paragraph of Note 3), appearing in this Annual Report on Form 10-K of Pancho's Mexican Buffet, Inc. for the year ended September 30, 1996.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Fort Worth, Texas
December 16, 1996